UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(b) Notice of Failure to Satisfy a Continued Listing Rule or Standard.
     On January 29, 2007, the Company notified the American Stock Exchange (“Amex”), which lists shares of the Company’s common stock, that Anna Maria Nekoranec resigned from the Company’s Board of Directors and Audit Committee on and effective January 28, 2007, to become a consultant to the Company. Until the vacancy created by the resignation is filled, the Board will consist of two independent directors and two employed executive officers, and the Audit Committee will consist of two independent directors. The Amex Company Guide requires a listed company’s board to consist of a majority of independent directors (Sections 121(A)(1) and 802(a)) and to have an audit committee of at least three independent directors (Section 121(B)(2)(a)). To satisfy these requirements, the Board intends, as soon as reasonably possible, to fill the vacant Board and Audit Committee positions with an individual who satisfies the independence standards. A search firm will be engaged to assist the Board.
Item 5.02(b) Departure of Director.
     Anna Maria Nekoranec resigned as a Director and member of the Board’s Audit Committee on and effective January 28, 2007, to become a consultant to the Company. Attached as Exhibit 99.1 is a press release related to this matter.
Item 9.01 Financial Statements and Exhibits.
     Exhibit 99.1 Press Release dated January 29, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott, II
John E. Elliott, II
Its:	Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: January 30, 2007

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 29, 2007.